                                                            Exhibit 10.32

                                     KEYCORP

                          SUPPLEMENTAL RETIREMENT PLAN

                                    ARTICLE I
                                    ---------

                                    THE PLAN
                                    --------

         The KeyCorp Supplemental Retirement Plan (August 1, 1996 Restatement) ("Plan") is hereby amended and restated to reflect certain technical corrections to the Plan. The effective date of this amendment and restatement shall be August 1, 1996. The Plan, as herein amended and restated, supplements the retirement benefits of certain key employees of KeyCorp and its subsidiaries who are covered by the Plan in accordance with the terms hereof. The provisions of this Plan are applicable generally to all Grandfathered Employees (as defined below).

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

         2.1 MEANINGS OF DEFINITIONS. As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

         (a) "AVERAGE INTEREST CREDIT" shall mean the average of the Interest Credits (as defined in the Retirement Plan) for the three (3) consecutive calendar years ending with the year of the Grandfathered Employee's termination.

         (b) "AVERAGE TREASURY RATE" shall mean the average of the Treasury Rates (as defined in the Retirement Plan) for the three (3) consecutive calendar years ending with the year of the Grandfathered Employee's termination.

          (c) "BENEFICIARY" shall mean Grandfathered Employee's surviving spouse in the event the Grandfathered Employee dies before his or her Supplemental Retirement Benefit shall have been distributed to him or her.

          (d) "COMPENSATION" for any Plan year or any partial Plan year in which the Grandfathered Employee incurs a severance from service date shall mean the entire amount of base compensation paid to such Grandfathered Employee during such period by reason of his employment as an Employee as reported for federal income tax purposes, or such base compensation which would have been paid except for (1) the timing of an Employer's payroll processing operations, (2) the Grandfathered Employee's election to participate in the KeyCorp 401(k) Savings Plan, KeyCorp Excess 401(k) Savings Plan (January 1, 1997 Restatement), and/or the KeyCorp Flexible Benefits Plan, and/or (3) the


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                  Grandfathered Employee's election to defer such base
                  compensation election of under the KeyCorp Deferred Compensation Plan (January 1, 1997) for the applicable Plan year, provided, however, that the term Compensation shall specifically exclude:

                  (i) any amount attributable to the Grandfathered Employee's exercise of stock appreciation rights and the amount of any gain to the Grandfathered Employee upon the exercise of stock options;

                  (ii) any amount attributable to the Grandfathered Employee's receipt of non-cash remuneration whether or not it is included in the Grandfathered Employee's income for federal income tax purposes;

                  (iii) any amount attributable to the Grandfathered Employee's receipt of moving expenses and any relocation bonus paid to the Grandfathered Employee during the Plan year;

                  (iv) any amount attributable to a lump sum severance payment paid by an Employer or the Corporation to the Grandfathered Employee;

                  (v) any amount attributable to fringe benefits (cash and non-cash);

                  (vi) any amount attributable to any bonus or payment made as an inducement for the Grandfathered Employee to accept employment with an Employer;

                  (vii) any amount paid to the Grandfathered Employee during the Plan year which is attributable to interest earned on compensation deferred under a plan of an Employer or the Corporation.

                  (viii) any amount attributable to salary deferrals paid to the Grandfathered Employee during the Plan year, which have been previously included as compensation under the Plan; and

                  (ix) any amount paid for any period after the Grandfathered Employee's termination or retirement date.

          (e) "CORPORATION" shall mean KeyCorp, an Ohio corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

          (f) "EARLY RETIREMENT DATE" shall mean the date of the Grandfathered Employee's retirement from his or her employment with an Employer on or after the Grandfathered Employee's attainment of age 55 and completion of a minimum

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                  of ten years of Benefit Service, but prior to the
                  Grandfathered Employee's Normal Retirement Date.

          (g) "EMPLOYEE" shall mean any person who is employed by an Employer, provided, however, that as of December 31, 1994 all Employees who are Plan participants (other than Grandfathered Employees) shall cease any further future benefit accrual under the Plan and such Employees' Supplemental Retirement Plan benefit shall be valued in accordance with the provisions of Article IX hereof and transferred to KeyCorp Excess Cash Balance Pension Plan. Thereafter, effective January 1, 1995, the term "Employee" shall include only Grandfathered Employees.

          (h) "EMPLOYER" shall mean the Corporation and any of its subsidiaries or affiliates unless specifically excluded as an Employer for Plan purposes by written action of an officer of the Corporation. An Employer's participation shall be subject to any conditions or requirements made by the Corporation, and each Employer shall be deemed to appoint the Corporation as its exclusive agent under the Plan as long as it continues as an Employer.

         (i) "FINAL AVERAGE COMPENSATION" shall mean with respect to any Grandfathered Employee, the annual average of his or her highest aggregate Compensation for any period of five consecutive years within the period of ten consecutive full years immediately prior to his or her retirement or other termination of employment, or any termination of the Plan, whichever first occurs; provided, however, that if a Grandfathered Employee is employed for less than five consecutive years prior to such date, the term shall mean the monthly average of the aggregate amount of his or her Compensation for the entire period of the Grandfathered Employee's employment, multiplied by 12. If a Grandfathered Employee receives no Compensation for any portion of such five consecutive years because of absence from work, there shall be treated as Compensation received during such period of absence an amount equal to the Compensation he or she would have received had the Grandfathered Employee not been absent, such amount to be determined by the Corporation on the basis of such Grandfathered Employee's salary or wage rate in effect immediately prior to such absence; provided, however, that no Compensation shall be credited hereunder for the period during which the Grandfathered Employee is permanently and totally disabled and for which he receives benefits under the long term disability program maintained in effect by his Employer.

          (j) "GRANDFATHERED EMPLOYEE" shall mean an Employee who is listed on Exhibit A attached hereto.

          (k) "INCENTIVE COMPENSATION AWARD" shall mean an incentive compensation award (whether paid in cash, deferred, or a combination of both) granted to a


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                  Grandfathered Employee under an Incentive Compensation Plan, provided, however, that an incentive compensation award granted under the KeyCorp Management Incentive Compensation Plan, and/or the KeyCorp Short Term Incentive Compensation Plan shall constitute an incentive compensation award for the year in which the award is earned (without regard to the actual time of payment), and an incentive compensation award granted under the KeyCorp Long Term Incentive Compensation Plan ("LTIC Plan") with respect to any multi-year period shall be deemed to be "for" the last year of the multi-year period without regard to the actual time of payment of the award. Thus, for example, an incentive compensation award granted under the LTIC Plan with respect to the three-year period comprised of 1993, 1994, and 1995 will be deemed to be "for" 1995 (without regard to the actual time of payment), and the entire award under the LTIC Plan for that period will be a LTIC Plan award for 1995.

         (l) "INCENTIVE COMPENSATION PLAN" shall mean the KeyCorp Management Incentive Compensation Plan, the KeyCorp Short-Term Incentive Compensation Plan, and the KeyCorp Long-Term Incentive Compensation Plan, as may be amended from time to time.

          (m) "NORMAL RETIREMENT DATE" shall mean the first day of the month coinciding with or immediately following a Grandfathered Employee's 65th birthday, or if later, the fifth anniversary of the Grandfathered Employee's employment commencement date.

          (n) "RETIREMENT PLAN" shall mean the KeyCorp Cash Balance Pension Plan with all amendments, modifications and supplements which may be made thereto, as in effect on the date of a Grandfathered Employee's retirement, death, or other termination of employment.

          (o) "SUPPLEMENTAL RETIREMENT BENEFIT" shall mean the benefit paid under this Plan as determined under Article III of the Plan.

         All other capitalized and undefined terms used herein shall have the meanings given them in the Retirement Plan for Employees of Society Corporation and Subsidiaries (January 1, 1993 Restatement) ("Society Retirement Plan"), unless a different meaning is plainly required by the context.

         The masculine gender includes the feminine, and singular references include the plural, unless the context clearly requires otherwise.


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                                   ARTICLE III
                                   -----------

                         SUPPLEMENTAL RETIREMENT BENEFIT
                         -------------------------------

         3.1 ELIGIBILITY. A Grandfathered Employee shall be eligible for a Supplemental Retirement Benefit hereunder if the Grandfathered Employee (i) retires on or after age 65 with five or more years of Benefit Service, (ii) terminates employment with an Employer on or after age 55 with ten or more years of Benefit Service, (iii) terminates his or her active employment with an Employer upon becoming Disabled after completing five or more years of Benefit Service and disability benefits have ceased under the KeyCorp Long-Term Disability Plan due to the Participant's election for Early or Normal Retirement under the Retirement Plan, or (iv) dies after completing five or more years of Benefit Service, and has a Beneficiary who is eligible for a benefit under the Retirement Plan.

         3.2 AMOUNT AND PAYMENT. The amount of a Grandfathered Employee's Supplemental Retirement Benefit hereunder shall be determined as follows:

         Effective as of December 5, 1989, the monthly Supplemental Retirement Benefit payable to a Grandfathered Employee shall be such amount as is required, when added to the monthly benefit payable (before the reduction applicable to any optional method of payment) under the Retirement Plan, to produce an aggregate monthly benefit equal to the monthly benefit which would have been payable (determined without regard to the annual limitation on Plan benefits imposed pursuant to
         Section 415 of the Code, the limitation on annual compensation imposed pursuant to Section 401(a)(17) of the Code, or the reduction applicable to any optional method of payment) under either the Society Retirement Plan formula in effect on and after January 1, 1989, or the applicable Society Retirement Plan formula in effect prior to January 1, 1989, whichever results in a larger monthly benefit, if there was added to the Grandfathered Employee's Final Average Monthly Compensation an amount equal to the monthly average of the highest five Incentive Compensation Awards granted to him or her under the Incentive Compensation Plan during the ten-year period preceding the earliest of his retirement, death, disability, or other termination of employment. Notwithstanding the foregoing, if a Grandfathered Employee was granted fewer than five awards, such monthly average is determined by adding the amounts of such awards and dividing by 60. Solely for purposes of reference, the alternative benefit formulas in effect under the Society Retirement Plan prior to January 1, 1989, and the eligibility criteria applicable to each are reproduced in Exhibit B attached hereto.

         3.3 EARLY RETIREMENT ELECTION. In the event the Grandfathered Employee elects to receive his or her Supplemental Retirement Benefit on or after the Grandfathered Employee's Early Retirement Date but prior to the Grandfathered Employee's Normal Retirement Date, the Grandfathered Employee's Supplemental Retirement Benefit shall be calculated in accordance with Section 3.2 hereof, provided, however, the Grandfathered Employee's benefit payable under the Retirement Plan for purposes of Section 3.2 and this Section 3.3 hereof,


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shall be the Grandfathered Employee's Normal Retirement Date benefit. In calculating this Normal Retirement Date benefit, if the Grandfathered Employee is not eligible for, or chooses not to elect his or her monthly benefit under the provisions of Section 6.5(b) of the Retirement Plan, then such Grandfathered Employee's Retirement Plan benefit as of his or her termination date shall be increased for purposes of this Plan with an imputed Average Interest Credit to reflect the Grandfathered Employee's benefit at his or her Normal Retirement Date, and shall be converted to the form of a single life annuity option using the Average Treasury Rate and GATT Mortality Table. The amount of the Grandfathered Employee's monthly Supplemental Retirement Benefit otherwise determined under this Section 3.3 hereof shall then be reduced by .3% for each month between ages 55 and 60 and .4% for each month after age 60 in which the commencement of the Grandfathered Employee's Supplemental Retirement Benefit precedes his or her Normal Retirement Date.

         3.4 ACTUARIAL FACTORS. The Supplemental Retirement Benefit payable to a Grandfathered Employee or Grandfathered Employee's Beneficiary in a form other than a single life annuity shall be actuarially equivalent to such single life annuity payment option. In making the determination provided for in this Article III, the Corporation shall rely upon calculations made by the independent actuaries for the Plan, who shall determine actuarially equivalent benefits under the Plan by applying the UP-1984 Mortality Table (set back two years) and using an interest rate of 6%.

                                   ARTICLE IV
                                   ----------

                   PAYMENT OF SUPPLEMENTAL RETIREMENT BENEFIT
                   ------------------------------------------

         4.1 IMMEDIATE PAYMENT UPON TERMINATION OR RETIREMENT OF GRANDFATHERED EMPLOYEE. Subject to the provisions of Section 4.2 hereof, a Grandfathered Employee meeting the age and service eligibility requirements of Section 3.1 shall receive an immediate distribution of his or her Supplemental Retirement Benefit upon the Grandfathered Employee's retirement or termination of employment, in the form of a single life annuity, unless the Grandfathered Employee elects in writing a minimum of thirty days prior to his or her retirement or termination date, to receive payment of his or her Supplemental Retirement Benefit under a different form of payment. The forms of payment from which a Grandfathered Employee may elect shall be identical to those forms of payment specified in the Retirement Plan, provided, however, that the lump sum payment option available under the Retirement Plan shall not be available under this Plan. Such method of payment, once elected by the Grandfathered Employee, shall be irrevocable.

         4.2 DEFERRED BENEFIT PAYMENT. A Grandfathered Employee who retires or terminates his or her employment with an Employer after meeting the age and service requirements of Section 3.1, may elect to defer receipt of his or her Supplemental Retirement Benefit until a date specified by the Grandfathered Employee, provided, (1) the Grandfathered Employee notifies the Corporation in writing of his or her deferral election a minimum of one


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year prior to the Grandfathered Employee's retirement or termination of employment, (2) the Grandfathered Employee specifies the future date on which such Supplemental Retirement Benefit shall be distributed, and (3) the Grandfathered Employee commences distribution of his or her Supplemental Retirement Benefit no later than the first day of the month immediately following the Grandfathered Employee's sixty-fifth (65th) birthday. The election to defer, once made by the Grandfathered Employee, shall be irrevocable.

         Notwithstanding the foregoing, in the case of an "unforeseeable emergency", upon written application by the Grandfathered Employee to the Corporation, the Corporation, in its sole discretion, may accelerate the distribution of the Grandfathered Employee's deferred Supplemental Retirement Benefit. For purposes of this Section 4.2, the term "unforeseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Grandfathered Employee that would result in severe financial hardship to the Grandfathered Employee if such premature distribution were not permitted.

         4.3      PAYMENT UPON DEATH OF GRANDFATHERED EMPLOYEE.

(a) Upon the death of a Grandfathered Employee who has met the service requirement of Section 3.1, but who has not yet commenced distribution of his or her Supplemental Retirement Benefit there shall be paid to the Grandfathered Employee's Beneficiary 50% of the Supplemental Retirement Benefit which the Grandfathered Employee would have been entitled to receive had he or she retired on his or her Normal Retirement Date and elected to receive his or her Supplemental Retirement Benefit.

         For purposes of this Section 4.3(a) only, the following shall apply:

         (i) The Grandfathered Employee's Benefit Service shall be calculated as of the Grandfathered Employee's date of death.

         (ii) The Grandfathered Employee's Retirement Plan benefit shall be calculated under the provisions of Article IV of the Retirement Plan as if the Grandfathered Employee retired on his or her Normal Retirement Date, with such Retirement Plan benefit being increased for purposes of this Section 4.3(a) with an imputed Average Interest Credit to reflect what the Grandfathered Employee's Retirement Plan benefit would have been as of the Grandfathered Employee's Normal Retirement Date; such Retirement Plan benefit shall be converted to a single life annuity option using the Average Treasury Rate and the Gatt Mortality Table.

                  Payment of this death benefit shall be made in the form of a single life annuity, and will be subject to distribution any time after the date the Grandfathered Employee would have attained his or her Early Retirement Date, which shall be calculated in accordance with the actuarial reduction provisions contained within Section 3.3 hereof, if paid prior to the Grandfathered Employee's Normal Retirement Date.

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(b)      In the event of a Grandfathered Employee's death after the
         Grandfathered Employee has commenced distribution of his or her Supplemental Retirement Benefit, there shall be paid to the Grandfathered Employee's Beneficiary only those survivor benefits provided under the form of benefit payment elected by the Grandfathered Employee.

         4.4 PAYMENT UPON GRANDFATHERED EMPLOYEE'S ATTAINMENT OF AGE 70-1/2. A Grandfathered Employee shall be required to commence distribution of his or her Supplemental Retirement Benefit no later than April 1 of the calendar year following the year in which the Grandfathered Employee attains age 70-1/2.

                                    ARTICLE V
                                    ---------

                       ADMINISTRATION AND CLAIMS PROCEDURE
                       -----------------------------------

         5.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review,
(c) to resolve all other questions arising under the Plan, including any questions of construction, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Corporation shall not be disturbed unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Corporation shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 5.2. The Plan year, for purposes of Plan administration, shall be the calendar year.

         5.2 CLAIMS REVIEW PROCEDURE. Whenever the Corporation decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Corporation shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Corporation in accordance

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with the procedures hereinafter set forth. Within such 60-day period, the
Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Corporation a written request therefore, which request shall contain the following information:

(a) the date on which the request was filed with the Corporation; provided, however, that the date on which the request for review was in fact filed with the Corporation shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

(b) the specific portions of the denial of his claim which the Claimant requests the Corporation to review;

(c) a statement by the Claimant setting forth the basis upon which he believes the Corporation should reverse its previous denial of his or her claim and accept his or her claim as made; and;

(d) any written material which the Claimant desires the Corporation to examine in its consideration of the Claimant's position as stated pursuant to paragraph (c) above.

         In accordance with this Section, if the Claimant requests a review of the Corporation's decision, such review shall be made by the Corporation, who shall, within sixty (60) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Corporation shall not be modified unless the Corporation has acted in an arbitrary and capricious manner. Subject to the requirements of a law, the Corporation shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Corporation shall be binding on the Claimant and upon all other Persons. If the Claimant shall not file written notice with the Corporation at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.

                                   ARTICLE VI
                                   ----------

                                     FUNDING
                                     -------

All benefits under the Plan shall be payable solely in cash from the general assets of the Corporation or a subsidiary, and Grandfathered Employees, and Grandfathered Employees' Beneficiaries shall have the status of general unsecured creditors of the Corporation. The obligations of the Corporation to make distributions in accordance with the provisions of the Plan constitute a mere promise to make payments in the future. The Corporation shall have no obligation to establish a trust or fund to fund its obligation to pay benefits under the Plan or to insure any benefits under the Plan. Notwithstanding any provision of this Plan, the Corporation may, in its sole discretion, combine the payment due and owing under this Plan

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
with one or more other payments owing to a Grandfathered Employee, or a Grandfathered Employee's Beneficiary under any other plan, contract, or otherwise (other than any payment due under the Retirement Plan), in one check, direct deposit, wire transfer, or other means of payment. Finally, it is the intention of the Corporation and the Grandfathered Employees that the Plan be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE VII
                                   -----------

                           AMENDMENT AND TERMINATION
                           -------------------------

         The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized committee of such Board of Directors; provided, however, that no such action shall adversely affect the benefit accrued up to the date of the Plan amendment or termination for any Grandfathered Employee who has met the age and service requirements of
Section 3.1 of the Plan, or any Grandfathered Employee or Grandfathered Employee's Beneficiary who is receiving a Supplemental Retirement Benefit, unless an equivalent benefit is provided under another plan maintained by an Employer.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

8.1 INTEREST OF GRANDFATHERED EMPLOYEE. The obligation of the Corporation under the Plan to provide a Grandfathered Employee, or Grandfathered Employee's Beneficiary, with a Supplemental Retirement Benefit merely constitutes the unsecured promise of the Corporation to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim on, any property of the Corporation.

8.2 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Grandfathered Employee hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Grandfathered Employee hereunder for any period. All Grandfathered Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

8.3 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than Grandfathered Employees, or Grandfathered Employees' Beneficiaries who become entitled to a benefit under the Plan.


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8.4 RESTRICTIONS ON ALIENATION. Except to the extent permitted by law, no benefit under the Plan shall be subject to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign, (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

8.5 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary or any officer of the Corporation or a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself.

8.6 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

8.7 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

8.8 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Grandfathered Employee or Grandfathered Employee's Beneficiary any documents, reports, returns statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

8.9 WITHHOLDING. The Corporation shall withhold any tax required by any present or future law to be withheld from any payment hereunder to any Grandfathered Employee or Grandfathered Employee's Beneficiary.

8.10 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of the Act, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

8.11 PARTIES BOUND. The Plan shall be binding upon the Employer, all Grandfathered Employees, and all Grandfathered Employees' Beneficiaries, and the executors, administrators, successors, and assigns of each of them.

8.12 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

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                                   ARTICLE IX
                                   ----------

                       TRANSFER OF EMPLOYEES' SUPPLEMENTAL
                       -----------------------------------
                    RETIREMENT PLAN BENEFIT INTO THE KEYCORP
                    ----------------------------------------

                        EXCESS CASH BALANCE PENSION PLAN
                        --------------------------------

9.1 TRANSFER OF EMPLOYEES' SUPPLEMENTAL RETIREMENT PLAN BENEFIT INTO THE KEYCORP EXCESS CASH BALANCE RETIREMENT PLAN. Effective December 31, 1994, all benefit accruals under the Plan for Employees (other than Grandfathered Employees) shall cease, and the Plan benefits for such Employees (other than Grandfathered Employees) shall be calculated and reduced to a lump sum cash benefit by applying the Pension Benefit Guarantee Corporation interest rate for determining lump sum cash benefits as in effect on January l, 1995 and the UP-1984 Mortality Table (no set-back). Effective January l, 1995, the lump sum value of each Employee's (other than Grandfathered Employees') Supplemental Retirement Benefit, as so calculated, shall be transferred to the KeyCorp Excess Cash Balance Pension Plan, and each Employee's Supplemental Retirement Benefit shall become the Employee's opening account balance under the KeyCorp Excess Cash Balance Pension Plan.

9.2 APPLICABILITY OF PLAN PROVISIONS. Notwithstanding anything to the contrary contained in this Plan, the sole provisions of this Plan which continue to have any effect with respect to Employees (other than Grandfathered Employees) on and after January 1, 1995 shall be the provisions of this Article IX, and such Employees shall cease to be Plan Employees as of such date.

9.3 EFFECT OF TRANSFER. The Plan shall not be deemed terminated or discontinued by reason of this Article IX and the transfer of Employees' Supplemental Retirement Benefits into the KeyCorp Excess Cash Balance Retirement Plan; such transfer shall be applicable only to Employees and shall have no effect on Grandfathered Employees' continued Plan participation and accrual of Plan benefits on and after January 1, 1995. No Supplemental Retirement Benefit or any other benefit shall be paid under this Plan to an Employee on or after January 1, 1995.

Executed at Cleveland, Ohio, as of the 30th day of December, 1997 to be effective as of the 1st day of August, 1996.

                                     KEYCORP

                                     By:
                                        ------------------------------------
                                     Title:
                                           ---------------------------------

                                    EXHIBIT A
                                    ---------

                         LIST OF GRANDFATHERED EMPLOYEE
                         ------------------------------

Name of Employee                                          Name of Employee
----------------                                          ----------------

Andrews, James                                            McGuire, James
Auletta, Patrick                                          McDaniel, D. A.
Bailey, Raymond                                           McGinty, Kevin
Barger, C. Michael                                        Melluzzo, Sebastian
Beran, John                                               Meyer, John R.
Blake, John T.                                            Meyer III, Henry
Brooks, Craig                                             Moody Jr., John
Bullard, Janet                                            Murray, Bruce
Carlini, Lawrence                                         Neel, Thomas M.
Colao Jr., Anthony                                        Newman, Michael
Cortelli, John                                            Noall, Roger
Cruse Jr., Donald                                         Nucerino, Donald
Deal, Frederick                                           O'Donnell, F. Scott
Doland, Michael                                           Patrick, Robert
Dorland, David                                            Platt, Craig, T.
Edmonds, David                                            Ponchak, Frank
Egan, Richard                                             Purinton II, Arthur
Fishell, James                                            Rapacz, Richard
Flowers, James                                            Rasmussen, Eric
Gill, Michael                                             Roark, Michael
Gillespie, Jr., Robert                                    Rusnak, Joseph
Greer, Michael                                            Saddler, Thomas
Gula, Allen                                               Schaedel, Elroy
Haas, Robert                                              Seink, Edward
Hancock, John                                             Simon, William
Hann, Jr., William                                        Smith, James J.
Hartman, Sheldon                                          Swisher, Trace
Hawthorne, Douglas                                        Tracy, Robert
Hedberg, Douglas                                          Trigg, Michael
Heintel, Jr., Carl                                        Uzl, Ralph R.
Heisler, Jr., Robert                                      Walker, Martin
Herron, David                                             Wall, Stephen
Heyworth, Anthony                                         Wert, James W.
Hitchcock, Thomas                                         Willet, Richard
Holloway, Ruben L.
Johannsen, Rolland D.
Jones, Robert G.
Kamerer, James
Kaplan, Stephen
Karnatz, William
Kleinhenz, Karen R.
Klimas, Daniel
Knapp, Peter O.
Koontz, Cary
Kucler, Jack
Malone, Michael
Mayer, George

                                    EXHIBIT B
                                    ---------

         FOR PERIODS OF TIME PRIOR TO JANUARY 1, 1989, THREE ALTERNATIVE BENEFIT FORMULAS WERE IN EFFECT UNDER THE SOCIETY RETIREMENT PLAN. THE MONTHLY AMOUNT OF THE NORMAL RETIREMENT BENEFIT PAYABLE TO AN ELIGIBLE GRANDFATHERED EMPLOYEE WAS EQUAL TO:

         (A) IF HE BECAME A GRANDFATHERED EMPLOYEE AND THEREFORE BEGAN TO ACCRUE BENEFITS UNDER THE PLAN PRIOR TO JULY 1, 1981, THE GREATER OF:

         (i) his final average monthly compensation multiplied by the sum of:

                  (A) 3.2% multiplied by his years of benefit service not in excess of 15, plus

                  (B) 1% multiplied by his years of benefit service in excess of 15 but not in excess of 25, plus

                  (C) 0.5% multiplied by his years of benefit service in excess of 25; reduced by:

                  (D) 3.33% of his Social Security Benefit Amount multiplied by his years of benefit service not in excess of 15; or

         (ii) the amount determined in accordance with the formula set forth in paragraph (b) below which is otherwise applicable to a person who becomes an Employee on or after July 1, 1981; or

         (B) IF HE BECAME AN EMPLOYEE AND THEREFORE BEGAN TO ACCRUE BENEFITS UNDER THE PLAN ON OR AFTER JULY 1, 1981, HIS FINAL AVERAGE MONTHLY COMPENSATION MULTIPLIED BY THE SUM OF:

         (i) 2% multiplied by his years of benefit service not in excess of 30, plus

         (ii) 0.5% multiplied by his years of benefit service in excess of 30; reduced by:

         (iii) 1.67% of his Social Security Benefit Amount multiplied by his years of benefit service not in excess of 30 to a maximum of 50% of such Amount; or

         (C) IF HE BECAME AN EMPLOYEE AND THEREFORE BEGAN TO ACCRUE BENEFITS UNDER THE PLAN ON JANUARY 1, 1985, AND IMMEDIATELY PRIOR TO SUCH DATE WAS A GRANDFATHERED EMPLOYEE IN THE THIRD NATIONAL BANK AND TRUST COMPANY OF DAYTON, OHIO RETIREMENT PLAN, THE GREATER OF:

         (i) the amount determined in accordance with the formula set forth in paragraph (b) above which is otherwise applicable to a person who becomes an Employee on or after July 1, 1981; or

         (ii)     the sum of:

                  (A) 2.2% of his final average monthly compensation, reduced by 2% of his Social Security Benefit Amount; the difference to be multiplied by his years of benefit service at normal retirement date not in excess of 25, plus

                  (B) 1.1% of his final average monthly compensation, reduced by 1% of his Social Security Benefit Amount; the difference to be multiplied by his years of benefit service at normal retirement date in excess of 25, adjusted as necessary to produce the actuarial equivalent value on a straight life annuity basis of a benefit otherwise payable on a ten-year certain and continuous basis; provided, however, that in the case of each Employee who was in the employment of Society National Bank of Cleveland on December 31, 1971, and whose continuous service is not broken after the date and prior to the date of his retirement, the monthly amount of his normal retirement benefit otherwise determined under this Section shall be not less than the monthly amount of his normal retirement benefit determined under the normal retirement benefit formula of the Plan as in effect on December 31, 1971, based on the assumption that he received no increases in the rate of his compensation after December 31, 1971, and using the rules for computing continuous service specified in Article II of the Plan as in effect on June 30, 1976 (hereinafter referred to as his "minimum benefit"); and provided, further, that the monthly amount so determined under the provisions of this Exhibit B shall be reduced to the extent provided in Section 14.10 of the Society Retirement Plan as in effect on December 31, 1988. Notwithstanding anything to the contrary contained in the Society Retirement Plan, in no event shall an Employee receive a benefit commencing at his normal retirement date which is less than the largest early retirement benefit to which he had been entitled under the Society Retirement Plan prior to his normal retirement date.